UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On August 21, 2006, SimpleTech, Inc. (the “Company”) promoted Dan Moses, the Company’s Chief Financial Officer, to the additional position of Executive Vice President. Mr. Moses, age 39, has served as the Company’s Chief Financial Officer since August 1994 and a director since March 2000. From October 1992 to August 1994, Mr. Moses served as the Company’s Controller. Before joining SimpleTech, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from June 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Masters of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant. Mr. Moses has been responsible for the company’s worldwide accounting and finance, tax, treasury, business development, human resources and investor relations. In the additional role as Executive Vice President, Mr. Moses will expand his activities in strategic business planning and business development for SimpleTech.

In connection with Mr. Moses’ promotion as described above, and in recognition of Mr. Moses’ contribution and past service to the Company, his annual salary was increased by the Compensation Committee from $300,000 to $375,000 effective August 21, 2006. All other terms of Mr. Moses’ compensation package remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: August 21, 2006	By:	/s/ Dan Moses
Dan Moses
Chief Financial Officer and Executive Vice President